                    EXHIBIT 10.3

SECOND AMENDMENT TO
PHANTOM STOCK OPTION AGREEMENT
BETWEEN THE UNITED ILLUMINATING COMPANY
AND
NATHANIEL D. WOODSON

WHEREAS, The United Illuminating Company (“the Company”) and Nathaniel D. Woodson(“ Executive”) desire to amend The United Illuminating Company Phantom Stock Option Agreement dated February 23, 1998, as previously amended by a First Amendment thereto dated as of July 20, 2000 (the “Phantom Option Agreement”), subject to shareholder approval, to provide that the phantom stock options provided for in said Agreement will be settled only in actual shares of stock of UIL Holdings Corporation rather than cash, in order (i) to avoid variable accounting and (ii) the possibility that such options will be treated as deferred compensation subject to Section 409A of the Internal Revenue Code;

NOW THEREFORE, the Agreement is amended as follows:

1. Effective as of January 1, 2005, subject to approval of the shareholders of UIL Holdings Corporation, Section 3 of the Agreement is revised to read as follows:

3. Payment Upon Exercise. On each date that the Executive or his personal representative exercises one or more Options, the Company shall be obligated to pay the Executive or his personal representative, in shares of UIL Holdings Common Stock, an amount equal to the excess of the fair market value of the Common Stock of UIL Holdings Corporation on that date over the Exercise Price, multiplied by the number of options exercised. “Fair market value” shall be the average of the high and low sales prices of the shares of the Common Stock of UIL Holdings Corporation on the New York Stock Exchange composite tape on the exercise date or, if there is no sale on such date, then such average price on the last previous day on which at least one sale shall have been reported. The Company shall discharge each payment obligation to the Executive or his personal representative on or before the second business day following the exercise.

Date:	July 8, 2005

UIL HOLDINGS CORPORATION
Attest:

/s/ Susan E. Allen	By:	/s/ Thelma R. Albright
Susan E. Allen, Vice President Investor Relations, Corporate Secretary & Treasurer		Thelma R. Albright, Chairman Compensation and Executive Development Committee

July 8, 2005	/s/ Nathaniel D. Woodson
Date	Nathaniel D. Woodson